UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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J. Alexander’s Holdings, Inc.

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On June 10, 2019, J. Alexander’s Holdings, Inc. distributed the following press release and posted the release to https://investor.jalexandersholdings.com:

FOR IMMEDIATE RELEASE

ISS recommends Shareholders Vote FOR J. Alexander’s Equity Incentive Plan

Board Urges Shareholders to Vote FOR Director Nominees

NASHVILLE, TN, June 10, 2019 - - J. Alexander’s Holdings, Inc. (NYSE:JAX) (the Company), owner and operator of J. Alexander’s, Redlands Grill, and Stoney River Steakhouse and Grill, today commented on the report of proxy advisory firm Institutional Shareholder Services (ISS) on the Company’s proposals for its upcoming Annual Meeting of Shareholders scheduled for June 20, 2019. While the Company was pleased that ISS recommended that shareholders vote FOR the proposed amendments to the Company’s equity incentive plan, the Company strongly opposes ISS’s “withhold” recommendations on the Company’s two director nominees, continuing directors Timothy T. Janszen and Ronald B. Maggard, Sr.

The nominees are highly qualified director candidates and bring to the Board of Directors over 60 years’ of combined experience as restaurant investors. Mr. Janszen is the Chief Executive Officer of Newport Global Advisors, L.P., which manages the fund that is the Company’s largest shareholder, continuously holding over 11 percent of the Company’s outstanding common stock since the spin-off of the Company in 2015. Mr. Maggard has extensive experience investing in and managing restaurant companies since 1970, bringing critical industry perspective to our Board.

Frank R. Martire, Lead Independent Director of the Company’s Board of Directors, commented, “We are disappointed by the ISS report and disagree with the withhold recommendations. Tim is the CEO of our largest shareholder and Ron has been investing in and managing restaurant companies for decades – they have been proven and invaluable members of our board since our spin-off of the Company by Fidelity National Financial (FNF) in 2015. I strongly urge our shareholders to vote for Tim and Ron at the 2019 annual meeting. We are also disappointed by ISS’s characterization of certain aspects of our governance structure. Our governance structure, which dates from the 2015 spin-off, is well suited for a company of our size and shareholder composition as it provides important protections that are even more relevant for smaller public companies like ourselves.”

Lonnie J. Stout II, Executive Chairman of the Board of Directors, added, “Since the spin-off from FNF in September 2015, our Board has been dedicated to expanding the successful business which was started in 1991 and to enhancing long-term shareholder value, as evidenced by the Company’s strategy of pursuing prudent acquisitions as opportunities arise and pursuing disciplined organic growth in markets that meet our demographic criteria. The fact that our J. Alexander’s/Grill restaurants have generated increased same store sales for 35 of the 37 quarters since the beginning of 2010 and our Stoney River restaurants have, since the beginning of 2015, achieved increased same store sales in 16 of the 17 quarters says a lot about the business we have built over the past 28 years. From a profitability standpoint, between 2011—the last full fiscal year prior to FNF’s acquisition of J. Alexander’s Corporation—and 2018, on a revenue increase of $85.1 million ($157.2 million in 2011 to $242.3 million in 2018) and a net income increase of $3.1 million ($0.9 million in 2011 to $4.0 million in 2018), our Adjusted EBITDA has grown from $11.7 million in 2011 to $25.6 million in 2018, an increase of $13.9 million, which represents a compounded annual growth rate of 11.8%. Our highly qualified Board has been an integral part of this equation since joining us in 2015 and remains committed to the goal of providing exceptional value to our long-term shareholders.” Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES ON THE WHITE PROXY CARD (AND TO DISCARD ANY GOLD PROXY CARD YOU MAY HAVE RECEIVED FROM DISSIDENT ANCORA ADVISORS), “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROPERLY EXECUTED PROXIES.

YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID RETURN ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE WHITE PROXY CARD. IF YOUR SHARES ARE HELD THROUGH A BROKER, BANK OR NOMINEE, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THE BROKER, BANK OR NOMINEE ON HOW TO VOTE YOUR SHARES.

IF AT ANY TIME YOU VOTE ON ANCORA’S GOLD PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOUR LATER DATED WHITE PROXY CARD OR YOUR VOTE BY INTERNET OR TELEPHONE WILL REVOKE ANY PRIOR PROXY. ATTENDING THE ANNUAL MEETING WILL NOT REVOKE YOUR PROXY UNLESS YOU SPECIFICALLY REQUEST IT. IT IS YOUR LATEST DATED PROXY THAT COUNTS.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

If you have questions, or need assistance in voting your shares, please call:

(866) 295-4321

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 20, 2019: The Notice, the Proxy Statement (including all supplements and amendments thereto), and Annual Report are available at www.proxyvote.com.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. Our Company presently operates 46 restaurants in 16 states. Our Company has its headquarters in Nashville, Tennessee. For additional information, visit www.jalexandersholdings.com.

Forward-Looking Statements

This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including our Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the number and timing of new restaurant openings and our Company’s ability to operate them profitably; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and our Company’s response to them; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which our Company’s restaurants are located; factors that are under the control of third parties, including government agencies; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019, as amended on April 29, 2019, and subsequent filings. Our Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the solicitation of proxies for our Company’s 2019 annual meeting of shareholders, our Company has filed with the SEC a definitive proxy statement and an accompanying proxy card on Schedule 14A on May 10, 2019, which were made available to our Company’s shareholders on or about May 10, 2019. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT (AS SUPPLEMENTED AND REVISED ON MAY 10, 2019 AND MAY 23, 2019) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement (including all supplements and amendments thereto) and other filings containing information about our Company at the SEC’s website at www.sec.gov. The definitive proxy statement (including all supplements and amendments thereto) and the other filings may also be obtained free of charge at our Company’s “Investor Relations” website at investor.jalexandersholdings.com under the tab “More” and then under the tab “SEC Filings.”

Participants in the Solicitation

Our Company, its directors, and its executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of our Company’s shareholders in connection with the matters to be considered at our Company’s 2019 annual meeting. Information regarding the persons who may, under the SEC’s rules, be considered participants in the solicitation of Company shareholders in connection with our Company’s 2019 annual meeting, and their direct and indirect interests, by security holdings or otherwise, which may be different from those of our Company’s shareholders generally, are set forth in the definitive proxy statement (as supplemented and amended) and accompanying proxy card for our Company’s 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on May 10, 2019, as supplemented and revised on May 10, 2019 and May 23, 2019, and any other relevant solicitation materials filed by our Company with the SEC in connection with the 2019 annual meeting. Free copies of these documents may be obtained as described in the preceding paragraph.

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measure, which we believe is useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations and pre-opening costs.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

Our management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies calculate this non-GAAP financial measure in the same manner. Adjusted EBITDA should not be assessed in isolation from, or construed as a substitute for, net income or other measures presented in accordance with GAAP.

A reconciliation of this non-GAAP financial measure to the closest GAAP measure is set forth in the following table (dollars in thousands):

	Year Ended
	December 30 2018	Predecessor January 1 2012
Net income	$3,999	$857
Income tax (benefit) expense	(1,596)	290
Interest expense	724	1,664
Depreciation and amortization	11,195	5,619
EBITDA	14,322	8,430
Transaction and integration expenses	5,648	—
Loss on disposal of fixed assets	202	276
Asset impairment charges and restaurant closing costs	17	—
Non-cash compensation	3,559	962
Loss from discontinued operations, net	459	2,081
Pre-opening expense	1,415	—

Adjusted EBITDA	$25,622	$11,749

Note: For purposes of computing Adjusted EBITDA, for the year ended December 30, 2018, $2,644 in non-cash compensation associated with a profits interest grant issued to Black Knight Advisory Services, LLC (“BKAS”) on October 6, 2015 has been included in “Non-cash compensation” above. Additional expenses associated with the Company’s management agreement with BKAS totaling $703 for the year ended December 30, 2018, are included in general and administrative expenses and have not been included in the reconciliation set forth above.

Contact:

Georgeson LLC

Bill Fiske

(212) 440-9800